Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors and/or officers of General Electric Capital Services, Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Jeffrey R. Immelt, Keith S. Sherin, Jamie S. Miller and Craig T. Beazer and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Corporation’s fiscal year ended December 31, 2009, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Annual Report or Annual Reports shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations of the Securities and Exchange Commission adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 19th day of February, 2010.

/s/ Jeffrey R. Immelt		/s/ Keith S. Sherin
Jeffrey R. Immelt		Keith S. Sherin
Chief Executive Officer		Chief Financial Officer
(Principal Executive Officer)		(Principal Financial Officer)

/s/ Jamie S. Miller
Jamie S. Miller
Senior Vice President and Controller
(Principal Accounting Officer)

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/s/ Jeffrey S. Bornstein	/s/ Mark J. Krakowiak
Jeffrey S. Bornstein,	Mark J. Krakowiak,
Director	Director

/s/ William H. Cary	/s/ John Krenicki, Jr.
William H. Cary,	John Krenicki, Jr.,
Director	Director

/s/ Kathryn A. Cassidy	/s/ J. Keith Morgan
Kathryn A. Cassidy,	J. Keith Morgan,
Director	Director

/s/ James A. Colica	/s/ Michael A. Neal
James A. Colica,	Michael A. Neal,
Director	Director

/s/ Richard D’Avino	/s/ Ronald R. Pressman
Richard D’Avino,	Ronald R. Pressman,
Director	Director

/s/ Pamela Daley	/s/ John G. Rice
Pamela Daley,	John G. Rice,
Director	Director

/s/ Brackett B. Denniston	/s/ John M. Samuels
Brackett B. Denniston,	John M. Samuels,
Director	Director

/s/ Jeffrey R. Immelt	/s/ Keith S. Sherin
Jeffrey R. Immelt,	Keith S. Sherin,
Director	Director

A MAJORITY OF THE BOARD OF DIRECTORS

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